UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 8, 2010 (March 4, 2010)

BRAMPTON CREST INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

NEVADA	000-1321002	30-0286164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4700 Biscayne Blvd. Suite 500, Miami, FL 33137	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (305) 722-4800

N/A
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Brampton Crest International, Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2010, Robert G. Wildberger, Bryan Janeczko, Joseph J. Giuliano, and Janis Farnham  were appointed as a members of the Board of Directors to serve until the next annual meeting of the Corporation’s shareholders or their respective earlier death, resignation or removal from office. Commiserate with their appointment, each of Robert G. Wildberger, Bryan Janeczko, Joseph J. Giuliano, and Janis Farnham, were granted 250,000 shares of our company Common Stock.  Below is each of Robert G. Wildberger, Bryan Janeczko, Joseph J. Giuliano, and Janis Farnham’s biography.  In addition, Joseph I. Emas resigned as a member of the Board of Directors.  In appreciation of his contributions to the Company outside of legal services, Mr. Emas was granted 1,000,000 shares of our company’s Common Stock. Further, effective March 4, 2010, Pamela Thompson resigned as our Chief Financial Officer and Joseph J. Giuliano was appointed our Chief Financial Officer.

Robert G. Wildberger: From 2007 through the present, Mr. Wildberger has been President and Chief Executive Officer of SCC Pro Racing Ltd. From 1987 through 2006, Mr. Wildberger was employed with Daimler Chrysler Corp. in their Motorsport business. Mr. Wildberger holds a Bachelor of Science from Point Park University.

Bryan Janeczko:  Mr. Janeczko founded Wicked Start LLC, a business advisory company in 2009 and continues to be active in the development of this entity.  From 2008 through 2009, Mr. Janeczko was Vice-President of of Nutrisystem, Inc., managing post-sale integration of Nu-Kitchen, an entity he co-founded and sold in 2008. From 2003 through 2008, Mr. Janeczko was Managing Partner of Nu-Kitchen (Power Chow, LLC) an entity he co-founded. Mr. Janeczko holds a Bachelor of Science from Marquette University and an MBA from New York University-Stern School of Business.

Joseph J. Giuliano:  Since 1999, Mr. Giuliano has been President, owner and Chief Financial Officer of Forge Financial Group, Inc., an entity engaged in institutional sales and order execution for equity securities.

Janis Farnham:  Ms. Farnham has been the Vice President of Sales and Marketing for America’s Emergency Network, a subsidiary of Brampton Crest International, Inc., located in Miami, Florida since September of 2008.  Prior to joining America’s Emergency Network she served as acting Vice President of Sales & Marketing for MySky Communications, Inc., a start-up weather technology company in Lakeville, Massachusetts on a part time basis while managing her consulting business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAMPTON CREST INTERNATIONAL, INC.

Date: March 8, 2010.
	By:	/s/ Bryan Norcross
Bryan Norcross
Chief Executive Officer